Exhibit 23.2

Deloitte & Touche LLP 555 East Wells Street Suite 1400 Milwaukee, WI 53202-3824 USA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2024, relating to the financial statements of Oshkosh Corporation and the effectiveness of Oshkosh Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Oshkosh Corporation for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

July 31, 2024